UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

METTLER-TOLEDO INTERNATIONAL INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No Fee Required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Explanatory Note Regarding Correction to Share Ownership Table in

Definitive Proxy Statement Filed March 17, 2014

The sole purpose of this revision to the definitive proxy statement of Mettler-Toledo International Inc. filed March 17, 2014 (the “Proxy Statement”) is to correct an error in the presentation of the share ownership of Directors and Executive Officers on page 31 of the Proxy Statement.

The table in the “Share Ownership” section of the Proxy Statement, as it relates to Directors and Executive Officers, shows shares subject to all outstanding stock options. It should have shown such shares that are subject to stock options exercisable within 60 days of the record date, as described in footnote 2. As a result the table overstates each figure in the “Indirect Number,” “Total,” and “Percent” columns.

The table below displays the correct figures. The “Indirect Number” column displays the shares subject to stock options that are exercisable within 60 days of the record date for each individual and the “Total” and “Percent” columns reflect this change. No other changes are being made to the Proxy Statement.

	Direct	Indirect(2)	Total
	Number			Percent
Directors:
Robert F. Spoerry (3)	370,190	227,243	597,433	2.0%
Wah-Hui Chu	2,467	18,248	20,715	*
Francis A. Contino (4)	4,762	12,248	17,010	*
Olivier A. Filliol	16,279	468,818	485,097	1.6%
Michael A. Kelly	1,067	12,248	13,315	*
Martin D. Madaus	1,867	7,548	9,415	*
Hans Ulrich Maerki	6,500	24,248	30,748	*
George M. Milne	4,667	24,248	28,915	*
Thomas P. Salice (5)	148,999	21,248	170,247	*
Named Executive Officers:
Thomas Caratsch	770	39,779	40,549	*
William P. Donnelly (6)	49,931	230,888	280,819	*
Marc de la Guéronnière	7,450	59,992	67,442	*
Simon Kirk	436	1,284	1,720	*
All Directors and Executive Officers as a Group (17 persons):	633,579	1,192,723	1,826,302	6.2%

_____________

*	The percentage of shares of common stock beneficially owned does not exceed one percent of the outstanding shares.
(1)	Calculations of percentage of beneficial ownership are based on 29,314,337 shares of common stock outstanding on March 10, 2014. Information regarding 5% shareholders is based solely on Schedule 13Gs filed by the holders. For the directors and officers, the calculations assume the exercise by each individual of all options for the purchase of common stock held by such individual that are exercisable within 60 days of the date hereof.
(2)	Represents shares subject to stock options that are exercisable within 60 days.
(3)	Includes 346,826 shares held by Mr. Spoerry’s children (with respect to which Mr. Spoerry retains a life interest, including full voting and dispositive control) and 17,777 shares held by Mr. Spoerry’s spouse. Mr. Spoerry disclaims beneficial ownership for the shares held by his children and wife.
(4)	Includes 4,163 shares held by Mr. Contino’s family trust (with respect to which Mr. Contino retains beneficial ownership).
(5)	Includes 20,311 shares held by a charitable trust and over which Mr. Salice shares voting and investment power with his spouse as trustees, and 80,000 shares owned by a limited liability company in which Mr. Salice has voting and investment power. Mr. Salice disclaims beneficial ownership of the shares held by the charitable trust and the limited liability company except to the extent of his pecuniary interests therein.
(6)	Includes 3,478 shares held by Mr. Donnelly’s children. Mr. Donnelly disclaims beneficial ownership for the shares held by his children.